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    As filed with the Securities and Exchange Commission on January 24, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                    TTR Inc.

             (Exact name of registrant as specified in its charter)

                 Delaware                                           11-3223672
(State of Incorporation or organization)                (I.R.S. Employer Identification No.)

2 Hanagar Street    Kfar Saba, ISRAEL                                 44425
(Address of principal executive offices)                           (Zip Code)

If this Form relates to the registration of a           If this Form relates to the
registration of a class of debt securities and          class of debt securities and is to become
is effective upon filing pursuant to General            effective simultaneously with the
Instruction A(c)(1) please check the                    effectiveness of a concurrent registration
following box. [ ]                                      statement under the Securities Act of 1933
                                                        pursuant to General Instruction A(c)(2) please
                                                        check the following box.       [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                         Name of Exchange on Which
        to be so Registered                       Each Class is to be Registered

              None                                            N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 par value

                                (Title of Class)




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Item 1.           Description of Registrant's
                  Securities to be Registered

                  The information appearing under the caption "Common Stock" in the section titled "Description of Securities" on page 39 of the Registrant's Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-11829) as filed with the Securities and Exchange Commission on January 21, 1997 and appearing subsequently in any prospectus included in such Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933 is incorporated herein by reference.

Item 2.           Exhibits

                  1. Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-11829) as filed with the Securities and Exchange Commission on September 15, 1996).

                  2. By-Laws of the Registrant, as amended (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-11829) as filed with the Securities and Exchange Commission on September 15, 1996).

                  3. Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant's Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-11829) as filed with the Securities and Exchange Commission on November 27, 1996).





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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     TTR INC.

                                                     By:   /s/ Marc D. Tokayer
                                                         ----------------------
                                                            Marc D. Tokayer
                                                            President

Dated:  January 24, 1997

                                       -3-


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